EXHIBIT (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares Of Common Stock
of

Celera Corporation
at
$8.00 Per Share
by
SPARK ACQUISITION CORPORATION
a wholly-owned subsidiary of

Quest Diagnostics Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON MONDAY, APRIL 25, 2011, UNLESS THE OFFER IS EXTENDED.

March 28, 2011

To Our Clients:

Enclosed for your consideration is an offer to purchase, dated March 28, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), relating to an offer by Spark Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Celera Common Stock” or the “Shares”), of Celera, at a price of $8.00 per Share, net to the holder thereof in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith. Holders of Shares whose certificates representing such Shares (“Certificates”) are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) prior to the expiration of the Offer, or who cannot complete the procedure for book-entry transfer prior to the expiration of the Offer, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1.	The Offer price is $8.00 per Share, net to the holder thereof in cash, without interest and less any required withholding of taxes.

2.	The Offer is made for all issued and outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 17, 2011 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Quest Diagnostics, the Purchaser and Celera. The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation

Law of the State of Delaware, the Purchaser will be merged with and into Celera (the “Merger”), with Celera continuing as the surviving corporation and a wholly-owned subsidiary of Quest Diagnostics.

4.

The Celera board of directors has, by unanimous vote of those present and voting, (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interests of, Celera and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (iii) recommended that the stockholders of Celera accept the Offer, tender their Shares to the Purchaser in the Offer and, to the extent stockholder approval is required under applicable law, adopt the Merger Agreement.

5.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, April 25, 2011, unless the Offer is extended.

6.

Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.

There is no financing condition to the Offer. The Offer is conditioned upon, among other things, (i) the satisfaction of the Minimum Condition (as described below), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) since March 17, 2011, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred. The term “Minimum Condition” is defined in the Offer to Purchase and generally requires that the number of Shares validly tendered and not properly withdrawn prior to the expiration of the Offer, which together with the Shares, if any, then beneficially owned by Quest Diagnostics or the Purchaser or with respect to which Quest Diagnostics or the Purchaser otherwise has, directly or indirectly, sole voting power, represents at least a majority of the Shares then outstanding (determined on a fully diluted basis (excluding from the number of tendered Shares, but not from the outstanding Shares, Shares tendered pursuant to the guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee)) and entitled to vote in the election of directors or (if a greater majority) upon the adoption of the Merger Agreement on the date the Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Offer to Purchase. See Section 14—“Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, the Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, the Purchaser cannot comply with the state statute, the Offer will not be made to, nor will the Purchaser accept tenders from or on behalf of, Celera stockholders in that state. Except as set forth above, the Offer is being made to all holders of Shares. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

2

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

Celera Corporation
at
$8.00 Per Share
by
SPARK ACQUISITION CORPORATION
a wholly-owned subsidiary of

Quest Diagnostics Incorporated

The undersigned acknowledge(s) receipt of your letter enclosing the offer to purchase, dated March 28, 2011 (as it may be amended or supplemented, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”), pursuant to an offer by Spark Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Celera Common Stock” or the “Shares”), of Celera, at a price of $8.00 per Share, net to the holder thereof in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal furnished to the undersigned.

3

Account Number:

Number of Shares to be Tendered*:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:	, 2011

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

(Area Code) Telephone No.

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.